UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2026

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-12675	95-4598246
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, the Board of Directors (the “Board”) of Kilroy Realty Corporation (the “Company”) appointed Gary Stevenson to serve as Chair of the Board, effective immediately. Mr. Stevenson succeeds Edward F. Brennan, PhD, who will continue to serve as a member of the Board. There are no arrangements or understandings between Mr. Stevenson and any other person pursuant to which he was selected as Chair.

Additionally, on February 24, 2026, the Board (i) increased the size of the Board from seven to nine members, effective immediately, and (ii) appointed Cornelia “Cia” Buckley Marakovits and David Kieske to serve as independent directors of the Company, each effective immediately.

Ms. Marakovits is the President, Chief Investment Officer and Co‑Owner of Dune Real Estate Partners. She has served as a Director of the Pension Real Estate Association since 2021 and serves on the Boards of Directors of SparkYouth NYC and Phillips Exeter Academy. Ms. Marakovits holds a Bachelor of Arts degree in Economics from Lafayette College and a Master of Business Administration degree from Columbia University.

Mr. Kieske is the Executive Vice President, Chief Financial Officer and Treasurer at VICI Properties Inc., an S&P 500 real estate investment trust, and previously served as Special Advisor to the Chief Executive Officer. Prior to joining VICI Properties Inc., Mr. Kieske served as Managing Director of Wells Fargo/Eastdil Secured, a real estate investment bank, and has over 20 years of real estate experience. He holds a Bachelor of Science degree in Managerial Economics from the University of California, Davis and a Master of Business Administration degree from the University of California, Los Angeles.

In connection with their service as a director, each of Ms. Marakovits and Mr. Kieske will receive the Company’s standard non-employee director cash and equity compensation, as provided in the Company’s Director Compensation Policy, as amended from time to time and as filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 11, 2025 (“the “Director Compensation Policy”). In addition, on February 24, 2026 in connection with their appointment to the Board, the Company granted to each of Ms. Marakovits and Mr. Kieske an initial director equity award of 3,224 restricted stock units (each, an “Initial Director Award”). Each Initial Director Award will be scheduled to vest as to 50% of the restricted stock units subject to the award on each of the first and second anniversaries of the grant date. Each of Ms. Marakovits and Mr. Kieske will also enter into an indemnification agreement with the Company in the form filed as Exhibit 10.89 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on February 11, 2010.

There are no arrangements or understandings between Ms. Marakovits or Mr. Kieske and any other person pursuant to which either was selected as a director. Neither Ms. Marakovits nor Mr. Kieske has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K. The Board has appointed Ms. Marakovits to serve on the Nominating/Corporate Governance Committee of the Board and Mr. Kieske to serve on the Audit Committee of the Board.

Lastly, on February 24, 2026, Peter Stoneberg, a member of the Board, notified the Company that he will not stand for re-election to the Board at the Company’s 2026 annual meeting of stockholders and that he will retire from the Board upon completion of his existing term, which expires on the date of the 2026 annual meeting of stockholders. The Board has approved a decrease in the size of the Board, from nine to eight members, effective as of the time of Mr. Stoneberg’s retirement from the Board.

Item 7.01    Regulation FD Disclosure.

Additionally, on February 26, 2026, the Company issued a press release announcing the director transitions described above, as well as certain Board leadership changes and changes to the responsibilities and composition of the committees of the Board, including the disbandment of the Company’s Corporate Social Responsibility and Sustainability Committee and re-allocation of its responsibilities to other committees of the Board, the appointment of Gary Stevenson as Chair of the Board (succeeding Edward Brennan, PhD), the appointment of Dr. Brennan as Chair of the Audit Committee (Dr. Brennan has served as interim chair of the Audit Committee since May 2025), and the appointment of Jolie Hunt as Chair of the Executive Compensation Committee of the Board (succeeding Mr. Stevenson). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1*	Press Release dated February 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________
*    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: February 26, 2026

By:	/s/ Lauren N. Stadler
Lauren N. Stadler Executive Vice President, General Counsel & Secretary